FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Reports Fiscal 2012 Fourth Quarter and Year-end Results
Software revenue growth of 5 percent contributes to Non-GAAP earnings of $2.0 million for the fourth quarter of fiscal 2012
MINNEAPOLIS, November 8, 2012 —XRS Corporation (formerly Xata Corporation, NASDAQ:XRSC) reported revenue of $15.0 million for its fiscal fourth quarter ended September 30, 2012, versus $15.3 million for the comparable period in 2011. Net loss to common shareholders for the fourth quarter of fiscal 2012 was $0.3 million, or $0.03 per diluted share, compared to $1.6 million, or $0.15 per diluted share, for the comparable period in fiscal 2011.
The Company's bottom-line improvement resulted from software revenue growth of 5 percent and benefits realized from the recent business realignment announced in the third quarter.
Important developments for the quarter include:

•
Software revenue in the quarter increased $0.5 million, up 5 percent year-over-year, to $12.2 million. The growth in software revenue was fueled by a 24 percent and 8 percent growth in Turnpike and XataNet software revenue, respectively.

•
Higher margin software revenues increased as the market demand continues to evolve from hardware systems-based to lower-cost mobile solutions. As a result, fiscal 2012 fourth quarter software revenue accounted for approximately 82 percent of total revenue, compared to 77 percent percent for the same period of fiscal 2011.

•	The Company acquired 63 new customers in the fourth quarter of fiscal 2012, all of whom selected XRS' Turnpike solution.

•	Fiscal 2012 fourth quarter total gross margin of 59 percent improved 7 percentage points compared to the same period in fiscal 2011.
“Our revenue results in the fourth quarter are reflective of our continued strategic shift away from hardware systems sales to mobile solutions,” said Jay Coughlan, chairman, president and CEO of XRS Corporation. “This positive sales mix, coupled with improvements in software margins, delivered gross margin results that we believe are sustainable into fiscal 2013.”

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 2

For the fourth quarter of fiscal 2012, selling, general and administrative expenses decreased to $5.4 million from $6.1 million for the fourth quarter of 2011.

For the fourth quarter of fiscal 2012, the Company reported adjusted non-GAAP earnings of $2.3 million or $0.08 per diluted share, compared to adjusted non-GAAP earnings of $0.2 million or $0.01 per diluted share for the same period of fiscal 2011, an increase of $2.1 million over the same period in the prior year. The increase in adjusted non-GAAP earnings is a reflection of the Company’s realigned cost structure, which reflects continued investment in our new mobile solution and support of existing solutions.

As of September 30, 2012, XRS held $7.1 million in cash and cash equivalents and had $9.6 million of working capital.

Full-year Results
For the fiscal year ended September 30, 2012, total revenue remained relatively consistent with the previous year. Software revenue increased 4 percent as a result of strong growth in Turnpike and XataNet revenues of 35 percent and 7 percent, respectively. In addition, software revenue as a percentage of total revenue grew 3 percentage points as the Company’s customers continue to shift to mobile-based platforms.

Research and development (R&D) spending for fiscal 2012 increased to $14.8 million versus $11.1 million in the previous year. “Fiscal 2012 was a year of investment in our new XRS mobile platform,” Coughlan said. “We are currently in alpha testing and seeing excellent results. Beta testing is on schedule, and we anticipate rollout of our new XRS mobile solution in the spring of 2013. Looking ahead to 2013, we anticipate additional R&D investments in the first half of the year with reductions to follow in the second half.”

For the fiscal year ended September 30, 2012, the Company reported adjusted non-GAAP earnings of $4.5 million or $0.17 per diluted share as compared to $4.2 million or $0.15 per diluted share in the previous year.

Looking ahead to fiscal 2013, XRS will focus on the following strategic objectives:

1.
Invest resources to ensure the successful development and rollout of the new XRS mobile solution, which will offer a cost-efficient, easy to install electronic onboard routing system (EOBR) to small and mid-size fleets.

2.	Continue to drive near-term mobile-based sales to mid-sized fleets with XRS' Turpike solution and offer on-going support and service to our existing XataNet customers.

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 3

3.	Align with third-party providers to broaden the capabilities of the new XRS mobile solution, once deployed, to meet the more complex demands of larger fleets.

4.	Remain diligent in positioning XRS for long-term financial success as the Company strives to reach profitability in fiscal 2014.

“We remain diligent in our goal of reaching profitability, but anticipate soft top line performance in fiscal 2013 as a result of changes in our customer mix," Coughlan said. "Gross margins should stabilize, and we will continue to make necessary investments in the first half of the fiscal year to support our new XRS mobile solution. Mobile is the route the commercial trucking industry is taking, and we are positioning XRS as the go-to provider of EOBR solutions.”

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

(in thousands, except percentage data)	For the Year Ended September 30,
	2012	2011	Change
Revenue:
Software	$47,455	$45,800	4%
Hardware systems	13,893	14,635	(5)%
Services	1,741	2,596	(33)%
Total revenue	$63,089	$63,031	0%

	For the Year Ended September 30,
	2012	2011
Gross margins (deficits):
Software	73%	75%
Hardware systems	(10)%	(8)%
Services	(34)%	(30)%
Total gross margin	51%	51%

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 4

operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The specific non-GAAP financial measures, along with a reconciliation to the nearest comparable GAAP measures and further explanation of their usefulness to investors can be found at the end of this release.

About XRS
XRS Corporation (NASDAQ: XRSC) provides intuitive, automated fleet management software solutions to the commercial trucking industry. By delivering real-time critical information on vehicle and driver performance, XRS makes it easy for fleet managers, dispatchers and drivers to collect, sort, view and analyze data to help reduce costs, increase safety and compliance and improve customer satisfaction.
Our award-winning solutions include 1) XataNet, a full featured, enterprise-wide solution that helps private and for-hire fleets drive continuous improvement, and 2) Turnpike, a technologically advanced, low-cost, easy-to-install solution that runs on drivers’ existing cell phones, smartphones and tablet computers. Both solutions help fleet managers and drivers meet established electronic onboard recorder (EOBR) regulations. We also offer a portfolio of professional services, including implementation, training and consulting to help our customers deliver bottom-line results. Today XRS solutions increase the productivity of approximately 114,000 trucks across North America.  For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30,		For the Year Ended September 30,
(In thousands, except per share data)	2012	2011	2012	2011

Revenue
Software	$12,233	$11,698	$47,455	$45,800
Hardware systems	2,325	3,128	13,893	14,635
Services	429	462	1,741	2,596
Total revenue	14,987	15,288	63,089	63,031

Cost of goods sold	6,157	7,293	30,657	30,713
Selling, general and administrative	5,377	6,074	24,706	24,691
Research and development	3,819	3,951	14,798	11,119
Impairment of intangible asset	—	—	3,500	—
Total costs and expenses	15,353	17,318	73,661	66,523

Operating loss	(366)	(2,030)	(10,572)	(3,492)
Net interest and other income (expense)	33	58	(264)	(214)

Loss before income taxes	(333)	(1,972)	(10,836)	(3,706)
Income tax benefit	(80)	(422)	(550)	(908)

Net loss	(253)	(1,550)	(10,286)	(2,798)

Preferred stock dividends and deemed dividends	(58)	(55)	(177)	(176)

Net loss to common shareholders	$(311)	$(1,605)	$(10,463)	$(2,974)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.15)	$(0.97)	$(0.28)

Weighted average common and common share equivalents:
Basic and diluted	10,795	10,672	10,734	10,488

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	September 30,
(In thousands)	2012	2011
	(Unaudited)
Current assets
Cash and cash equivalents	$7,120	$12,407
Accounts receivable, net	7,835	8,556
Inventories	3,811	3,374
Deferred product costs	770	1,148
Prepaid expenses and other current assets	1,406	1,006
Total current assets	20,942	26,491

Equipment and leasehold improvements, net	7,313	9,155
Intangible assets, net	6,487	12,158
Goodwill	17,288	16,474
Deferred product costs, net of current portion	425	857
Other assets	351	690
Total assets	$52,806	$65,825

Current liabilities
Revolving line of credit	$2,300	$—
Current portion of debt obligations	—	1,746
Accounts payable	3,436	5,003
Accrued expenses	4,832	4,533
Deferred revenue	2,314	3,442
Total current liabilities	12,882	14,724

Debt obligations, net of current portion	—	1,386
Deferred revenue, net of current portion	1,077	1,874
Deferred tax liabilities	9	596
Other long-term liabilities	314	559
Total liabilities	14,282	19,139

Shareholders' equity
Preferred stock	44,292	44,149
Common stock	108	107
Contingent common stock earn-out	—	1,912
Additional paid-in capital	50,226	47,249
Accumulated deficit	(57,565)	(47,103)
Accumulated other comprehensive income	1,463	372
Total shareholders' equity	38,524	46,686
Total liabilities and shareholders' equity	$52,806	$65,825

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended September 30,
(In thousands)	2012	2011

Operating activities
Net loss	$(10,286)	$(2,798)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,013	6,477
Impairment of intangible asset	3,500	—
Amortization of deferred financing costs	32	—
Deferred income taxes	(617)	(877)
Loss on sale or disposal of equipment and leased equipment	76	332
Stock-based compensation	1,036	1,137
Reversal of unearned cash portion of contingent earn-out	(51)	(68)
Changes in assets and liabilities:
Accounts receivable, net	1,298	2,829
Inventories, net	(437)	(275)
Deferred product costs	810	1,793
Prepaid expenses and other assets	(48)	(40)
Accounts payable	(1,787)	(222)
Accrued expenses and other liabilities	(519)	(538)
Deferred revenue	(1,926)	(3,342)
Net cash (used in) provided by operating activities	(906)	4,408

Investing activities
Purchase of equipment and leasehold improvements	(2,943)	(4,161)
Proceeds from the sale or disposal of equipment	2	12
Net cash used in investing activities	(2,941)	(4,149)

Financing activities
Revolving line of credit, net	2,300	—
Payments on debt obligations	(3,627)	(1,239)
Deferred financing costs	(97)	—
Proceeds from exercise of options	—	36
Net cash used in financing activities	(1,424)	(1,203)

Effects of exchange rate on cash	(16)	(23)

Decrease in cash and cash equivalents	(5,287)	(967)

Cash and cash equivalents
Beginning	12,407	13,374
Ending	$7,120	$12,407

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended September 30,		For the Year Ended September 30,
(In thousands, except per share data)	2012	2011	2012	2011

Net loss to common shareholders	$(311)	$(1,605)	$(10,463)	$(2,974)

Adjustments:
Depreciation & amortization expense	1,695	1,802	8,013	6,477
Impairment of intangible asset	—	—	3,500	—
Stock-based compensation	251	277	1,036	1,137
Net interest expense	16	91	320	263
Preferred stock dividends and deemed dividends	58	55	177	176
Income taxes	(80)	(422)	(550)	(908)
Other	400	—	400	—
Total adjustments	2,340	1,803	12,896	7,145

Non-GAAP earnings	$2,029	$198	$2,433	$4,171

Non-GAAP earnings per diluted share	$0.07	$0.01	$0.09	$0.15

Shares used in calculating non-GAAP earnings per diluted share	27,344	27,126	27,260	26,941

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Adjusted Non-GAAP Earnings and Adjusted Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended September 30,		For the Year Ended September 30,
(In thousands, except per share data)	2012	2011	2012	2011

Non-GAAP earnings	$2,029	$198	$2,433	$4,171
Adjustments for additional realignment charges *	282	—	2,095	—

Adjusted non-GAAP earnings	$2,311	$198	$4,528	$4,171

Adjusted non-GAAP earnings per diluted share	$0.08	$0.01	$0.17	$0.15

Shares used in calculating adjusted non-GAAP earnings per diluted share	27,344	27,126	27,260	26,941

* For the fourth quarter of fiscal 2012, additional realignment charges include $0.3 million to write off excess and obsolete inventory, $38,000 in estimated costs to terminate inventory purchase commitments and a reduction of $10,000 in personnel expenses from a workforce reduction. For the fiscal year ended September 30, 2012, additional realignment charges include $0.9 million in personnel expenses from a workforce reduction, $0.8 million to write off excess and obsolete inventory and $0.4 million in estimated costs to terminate inventory purchase commitments.

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 10

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Working Capital

	September 30,
	2012	2011

Current assets	$20,942	$26,491
Current liabilities	(12,882)	(14,724)
Net current assets	8,060	11,767
Current portion of deferred revenue net deferred costs	1,544	2,294
Working capital	$9,604	$14,061

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 11

Footnotes to GAAP to Non-GAAP Reconciliation
(Unaudited)

The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. The methods of calculation and explanations of the adjustments to the most comparable GAAP measures are set forth below:

Non-GAAP Earnings
This measure provides a supplemental view of earnings trends. Non-GAAP earnings excludes depreciation, amortization, stock-based compensation, net interest expense, preferred stock dividends and deemed dividends, income taxes, acquisition and financing related costs and litigation settlement costs from GAAP net loss to common shareholders. We believe our investors benefit from understanding these exclusions when comparing current to historical results from operations.

Adjusted Non-GAAP Earnings
Adjusted non-GAAP earnings is based on non-GAAP earnings adjusted for additional realignment charges not included in the Company’s historical definition of non-GAAP earnings. We believe our investors benefit from understanding the impact of these charges on our historically presented non-GAAP earnings performance to allow for a more consistent view of results of ongoing operations.

Non-GAAP Diluted Earnings per Share
We believe investors benefit by understanding the Company’s non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company. Non-GAAP diluted earnings per share is based on non-GAAP earnings, as defined above, divided by the sum of the weighted average common and dilutive common shares equivalents, such as options, restricted stock awards, restricted stock units, warrants or convertible preferred stock, assuming they were exercised or converted into common stock that then shared in the non-GAAP earnings of the Company, as defined by GAAP. Non-GAAP diluted loss per share is based on non-GAAP loss, as defined above, divided by only the weighted average number of common shares outstanding for the period, as defined by GAAP. The non-GAAP diluted net loss per common share is equal to basic net loss per common share for all periods presented because the effect of including such securities or obligations would have been antidilutive. We believe that these exclusions provide investors a useful view of current operations when comparing current to historical non-GAAP diluted earnings per share.

XRS Releases Fiscal 2012 Fourth Quarter and Year-end Results – Page 12

Adjusted Non-GAAP Diluted Earnings per Share
Adjusted non-GAAP diluted earnings per share is based on adjusted non-GAAP earnings, as defined above, divided by the sum of the weighted average common and dilutive common shares equivalents, such as options, restricted stock awards, restricted stock units, warrants or convertible preferred stock, assuming they were exercised or converted into common stock that then shared in the non-GAAP earnings of the Company, as defined by GAAP. We believe that the exclusion of the additional realignment charges provide investors a more consistent view diluted earnings per share.

Working Capital
Working capital represents current assets, less current liabilities, excluding the current portion of deferred revenue, net of deferred costs. We believe working capital provides investors with an additional view of the Company’s liquidity and ability to repay current obligations.